FCPT Announces First Quarter 2026 Financial and Operating Results

MILL VALLEY, CA – April 29, 2026 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced financial results for the three months ended March 31, 2026.

Management Comments

“FCPT started off 2026 in a strong position. After raising record liquidity and lowering our leverage profile in 2025, we closed on an attractively priced $200 million Term Loan to fund the investment pipeline at a 200+ basis point spread to historical acquisition yields,” said CEO Bill Lenehan. “The portfolio continues to perform at a high level, with continued strong collections and occupancy. Our new capital and fortress portfolio gives us the ability to play offense and boost growth.”

Rent Collection Update

As of March 31, 2026, the Company has received rent payments representing 99.7% of its portfolio contractual base rent for the quarter ending March 31, 2026.

Financial Results

Rental Revenue and Net Income Attributable to Common Shareholders

•
Rental revenue for the first quarter increased 10.0% over the prior year to $69.8 million. Rental revenue consisted of $70.0 million in cash rents and $0.2 of straight-line and other non-cash rent adjustments.

•
Net income attributable to common shareholders was $30.3 million for the first quarter, or $0.28 per diluted share. These results compare to net income attributable to common shareholders of $26.2 million for the same quarter in the prior year, or $0.26 per diluted share.

Adjusted Funds from Operations (AFFO)

•
AFFO per diluted share for the first quarter was $0.45, representing 3.4% growth compared to the same quarter in 2025.

Funds from Operations (FFO)

•
NAREIT-defined FFO per diluted share for the first quarter was $0.42, representing 4.7% growth compared to the same quarter in 2025.

General and Administrative (G&A) Expense

•
G&A expense for the first quarter was $7.5 million, which included $2.6 million of stock-based compensation. These results compare to G&A expense in the first quarter of 2025 of $7.6 million, including $2.8 million of stock-based compensation.

•
Cash G&A expense (after excluding stock-based compensation) for the first quarter was $4.9 million, representing 7.0% of cash rental income for the quarter, compared to $4.9 million of cash G&A in the first quarter of 2025 representing 7.7% of cash rental income.

Dividends

•
FCPT declared a dividend of $0.3665 per common share for the first quarter of 2026.

Real Estate Portfolio

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As of March 31, 2026, the Company’s rental portfolio consisted of 1,313 properties located in 48 states. The properties are 99.6% occupied (measured by square feet) under long-term, net leases with a weighted average remaining lease term of approximately 6.7 years.

Acquisitions

•
During the first quarter, FCPT acquired ten properties for a combined purchase price of $26.2 million at an initial weighted average cash yield of 6.8%, on rents in place as of March 31, 2026, or a 7.3% GAAP yield and a weighted average remaining lease term of 10.0 years. The properties were 28% auto service, 26% medical retail, 23% casual dining restaurants, and 23% quick service restaurants by purchase price.

Dispositions

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During the first quarter ended March 31, 2026, FCPT did not sell any properties.

Liquidity and Capital Markets

Liquidity

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On March 31, 2026, FCPT had approximately $380 million of available liquidity including $30 million of cash and cash equivalents and $350 million of capacity under the revolving credit facility.

Capital Raising

•
During the first quarter, the Company did not sell shares of Common Stock via the at-the-market (ATM) program. The Company settled 1,439,298 shares at a gross weighted average price of $27.72 for net proceeds of $39.1 million.

Credit Facility and Unsecured Notes

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On March 31, 2026, FCPT had $1,215 million of outstanding debt, consisting of $590 million of term loans, $625 million of unsecured fixed rate notes and no outstanding revolver balance. FCPT’s leverage, as measured by the ratio of net debt to adjusted EBITDAre, was 5.0x at quarter-end.

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On April 6, 2026, FCPT entered into a new $200 million senior unsecured delayed draw term loan facility with a group of lenders from its existing credit facility. The Term Loan Facility has a seven-year tenor and matures on April 6, 2033. $50 million of the Term Loan Facility was drawn at close and will be used to fund the Company’s immediate investment pipeline and other general corporate purposes. The remaining $150 million of delayed draw term loan commitments under the Term Loan Facility are expected to fund additional pipeline acquisitions at the Company’s discretion. FCPT expects the remaining delayed draw term loan commitments to be fully funded during late Q2 and early Q3 of 2026. The Term Loan Facility contains a credit margin of 1.25% over SOFR as determined by FCPT’s current investment grade ratings of BBB/Baa3 (Fitch/Moody’s) on its senior unsecured debt.

Conference Call Information

Company management will host a conference call and audio webcast on Thursday, April 30 at 12:00 p.m. Eastern Time to discuss the results.

Interested parties can listen to the call via the following:

Phone: 1 833 461 5787 (domestic) or 1 626 884 3620 (international), and reference the FCPT First Quarter 2026 Financial Results Conference Call

Live webcast: https://events.q4inc.com/attendee/865913566

Replay: A conference call replay will be available for one year via the webcast.

About FCPT

FCPT is a real estate investment trust primarily engaged in the ownership, acquisition and leasing of restaurant and retail properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a net basis, for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at fcpt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, announced transactions, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics on the business operations of the Company and the Company’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the First Quarter 2026 operating results and other information on the Company are available on the investors relations section of FCPT’s website at investors.fcpt.com.

FCPT

Bill Lenehan, 415-965-8031
CEO
Patrick Wernig, 415-965-8038

CFO

Four Corners Property Trust

Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Rental revenue	$69,813	$63,482
Restaurant revenue	8,353	7,994
Total revenues	78,166	71,476
Operating expenses:
General and administrative	7,485	7,639
Depreciation and amortization	16,186	14,429
Property expenses	3,375	3,265
Restaurant expenses	7,877	7,555
Total operating expenses	34,923	32,888

Interest expense	(13,121)	(12,731)
Other income, net	342	392
Realized gain on sale, net	—	—
Income tax expense	(98)	(63)
Net income	30,366	26,186

Net income attributable to noncontrolling interest	(32)	(30)
Net Income Attributable to Common Shareholders	$30,334	$26,156

Basic net income per share	$0.28	$0.26
Diluted net income per share	$0.28	$0.26
Regular dividends declared per share	$0.3665	$0.3550

Weighted-average shares outstanding:
Basic	109,281,022	99,708,806
Diluted	109,558,530	100,072,018

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Real estate investments:
Land	$1,509,601	$1,499,059
Buildings, equipment and improvements	2,012,376	1,998,573
Total real estate investments	3,521,977	3,497,632
Less: Accumulated depreciation	(828,495)	(816,992)
Total real estate investments, net	2,693,482	2,680,640
Intangible lease assets, net	126,589	129,371
Total real estate investments and intangible lease assets, net	2,820,071	2,810,011
Cash and cash equivalents	29,646	12,144
Straight-line rent adjustment	72,543	71,765
Derivative assets	11,492	9,385
Deferred tax assets	1,719	1,679
Other assets	16,408	15,742
Total Assets	$2,951,879	$2,920,726

LIABILITIES AND EQUITY

Liabilities:
Term loan and revolving credit facility ($590,000 and $590,000 of principal, respectively)	$582,516	$581,880
Senior unsecured notes	622,454	622,291
Dividends payable	40,129	39,567
Rent received in advance	16,372	17,939
Derivative liabilities	2,882	5,055
Other liabilities	23,401	24,155
Total liabilities	1,287,754	1,290,887

Equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 109,749,197 and 108,188,605 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,753,431	1,713,606
Accumulated other comprehensive income	11,927	7,665
Noncontrolling interest	2,106	2,112
Accumulated deficit	(103,350)	(93,555)
Total equity	1,664,125	1,629,839
Total Liabilities and Equity	$2,951,879	$2,920,726

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Funds from operations (FFO):
Net income	$30,366	$26,186
Depreciation and amortization	16,111	14,392
Realized gain on sales of real estate	—	—
FFO (as defined by NAREIT)	$46,477	$40,578
Straight-line rental revenue	(778)	(726)
Deferred income tax benefit (1)	(40)	(55)
Stock-based compensation	2,613	2,760
Non-cash amortization of deferred financing costs	799	782
Non-real estate investment depreciation	75	37
Other non-cash revenue adjustments	544	486
Adjusted Funds from Operations (AFFO)	$49,690	$43,862

Weighted average fully diluted shares outstanding (2)	109,673,089	100,186,577

FFO per diluted share	$0.42	$0.41

AFFO per diluted share	$0.45	$0.44

(1) Amount represents non-cash deferred income tax benefit recognized at the Kerrow Restaurant Business
(2) Assumes the issuance of common shares for OP units held by non-controlling interest